UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 10, 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Letter of Intent Agreement

Item 3.02 Unregistered Sales of Equity Securities

This Letter of Intent ("LOI") shall set forth the basic terms of the recent discussions between Enertopia Corporation, or its wholly-owned subsidiary ("Enertopia") and Lexaria Corp., or its wholly-owned subsidiary ("Lexaria") (collectively, the "Parties") with regard to the ownership by Enertopia of a 51% interest in the business, and the ownership by Lexaria of a 49% interest in the business of legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes under the MMPR (the "Business").

Acquisition Structure. In accordance with the terms of a formal and definitive Agreement to be entered into between Enertopia and Lexaria (the "Definitive Agreement"), Enertopia shall own 51% ownership interest in the Business (the "Enertopia Ownership") and Lexaria shall own 49% ownership interest in the Business (the “Lexaria Ownership”). Within 10 days, Enertopia shall contribute $45,000 and Lexaria shall contribute $55,000 to the Business.

Upon the execution of this LOI, Enertopia and Lexaria shall structure a joint venture for legally producing, manufacturing, propagating, importing/exporting, testing, researching and developing, and selling marihuana for medical purposes under the MMPR. At such time the Parties will be deemed to have formed a joint venture for the operation, management and further development of the Business (the "Joint Venture"). Lexaria will pay 55% of all costs to earn its 49% net Ownership Interest and Enertopia will pay 45% of all costs to earn its 51% Ownership Interest. A total of 500,000 Definitive Agreement Shares shall be issued to Enertopia, held in escrow (the "Escrow Shares") by Lexaria's solicitors until such date as the License (as hereinafter defined) has been obtained by Enertopia (the "Effective Date"). Upon occurrence of the Effective Date, the Escrow Shares will be released from escrow. In the event the Effective Date does not occur within 12 months of the date of the Definitive Agreement (the "Execution Date"), the Definitive Agreement Shares shall be cancelled and returned to treasury.

The joint venture shall be responsible to:

a.	Source and secure a suitable location or locations from which to conduct the Business; and,

b.	Acquire the necessary construction, operations and management expertise to build, operate and manage the Business; and,

c.	Agree unanimously on an appropriate funding schedule for all aspects of building, growing and operating the Business; and,

d.	Agree unanimously on each capital expenditure incurred by the Business of more than $100,000, and on each salary, wage or bonus offered by the Business of more than $100,000 per annum; and

e.	Agree unanimously on a framework for eventual but regular profit distribution based upon the 51% / 49% net ownership stakes; and

f.	Receive all municipal, police, fire and necessary approvals to apply for a Licensed Producer (LP) under the Health Canada MMPR; and

g.	Operate, expand and manage the business at all times in compliance with all relevant regulations and with best efforts towards maximum efficiencies and profitability.

Warranties.

a.	Enertopia warrants that it is a company duly incorporated and in good standing under the laws of the State of Nevada.

b.

Enertopia warrants that it will make all best efforts, as majority owner of the Business, to make an application to Health Canada to obtain a license to designating Enertopia as a "Licensed Producer" under MMPR (the "License") as soon as possible following the formation of the Joint Venture..

c.	Lexaria warrants that it is a company duly incorporated and in good standing under the laws of the State of Nevada

Definitive Agreement. Acceptance of this LOI shall be followed by the negotiation and acceptance of the Definitive Agreement which shall incorporate the terms and conditions of this LOI and such other terms, conditions, representations and warranties as are customary for transactions of this nature or as may be reasonably requested by the Parties including provisions relating to the transfer, sale or other disposition of an ownership interest by a Party and governance and operation of the Joint Venture. This LOI does not set forth all of the matters upon which agreement must be reached in order for the proposed transaction to be consummated.

Management Agreements. The Definitive Agreement will provide for the recognition of management/consulting agreements for certain employees or consultants of the Joint Venture pursuant to which such individuals will receive as yet unknown compensation (the "Management Compensation"). The Management Compensation shall be payable out of the net profits of the Business, provided however that any shortfall due to insufficient net profits shall be covered by the Joint Venture. Terms of each management/consulting agreement to be agreed upon with each individual third party and either the Joint Venture or either Enertopia or Lexaria, by mutual agreement, as the case may be, and to be entered into not later than April 30, 2014.

Letter of intent, to be executed on behalf of a corporation to be incorporated by Lexaria Corp. and Enertopia Corporation(Lessee) and Mr. Jeff Paikin of XXXX Ontario Inc. (Lessor) sets out the Lessee’s and Lessor’s shared intent to enter into a lease agreement (the “Lease”) for warehouse space (the “Leased Premises”) in the building located at XXXXX, Ontario (the “Building”).

The Company issued the 38,297 common shares at a deemed price of $0.47 per the terms of the Letter of Intent to lease space in Ontario to one (1) non-US persons in an off-shore transaction pursuant to the exemption from registration provided for under Regulation S, promulgated under the United States Securities Act of 1933, as amended.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Joint Venture Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	Joint Letter of Intent Agreement dated April 10, 2014
10.2	Lease Agreement dated April 10, 2014
99.1	Press Release dated April 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2014

Enertopia Corp.

By:  ”Robert McAllister”
          Robert G. McAllister
          President and Director